UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 23, 2014
Date of Earliest Event Reported: April 22, 2014
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information disclosed in these Items 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.
On April 23, 2014, Mid-Con Energy Partners, LP issued a press release announcing that it will release first quarter ended March 31, 2014 results after the market closes on Monday, May 5, 2014, and will hold a conference call and live webcast at 11:00 a.m. Eastern Standard Time (10:00 a.m. Central Time) on Tuesday, May 6, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.
On April 22, 2014, the board of directors of our general partner, Mid-Con Energy GP, LLC, approved a cash distribution of $0.515 per common unit for the first quarter 2014. This results in an annualized distribution of $2.06 per common unit. The first quarter distribution is payable on May 15, 2014 to unitholders of record as of May 8, 2014.

Item 9.01	Financial Statements and Exhibits.
Exhibits
99.1 News release issued by Mid-Con Energy Partners, LP dated April 23, 2014.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: April 23, 2014	By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
President and Chief Financial Officer